AGREEMENT

THIS AGREEMENT is made and entered into this __ day of September, 2009, by Remote Dynamics, Inc. (the “Company”) and HFS Minorplanet Funding LLC (“HFS”).

Statement of purpose

Remote Dynamics, Inc. (the “Company”) and HFS entered into a Note and Warrant Purchase Agreement dated as of November 30, 2006 (the “Series B Purchase Agreement” and together with the Notes, the Warrants, the Security Agreement, the Registration Rights Agreement and other agreements entered into in connection therewith, the “Series B Agreements).

Pursuant to the terms of the Series B Purchase Agreement and that certain Promissory Note, dated as of November 30, 2006, by and between the Company and HFS (as amended), the Company issued to HFS

(a):

•	Series B Subordinated Secured Convertible Promissory Note Dated December 4, 2006 (No. CN-B-06-2); Face Amount $50,000

•	Series B Subordinated Secured Convertible Promissory Note Dated January 10, 2007 (No. CN-B-06-2); Face Amount $50,000

•	Series B Subordinated Secured Convertible Promissory Note Dated March 28, 2007 (No. CN-B-06-2C); Face Amount $50,000

•	Series B Subordinated Secured Convertible Promissory Note Dated May 8, 2007 (No. CN-B-06-A1); Face Amount $1,000,000

•	Series B Subordinated Secured Convertible Promissory Note Dated May 21, 2008 (No. CN-B-06-2D); Face Amount $50,000

•	Original Issue Discount Series B Subordinated Secured Convertible Promissory Note Dated December 4, 2006 (No. ZCN-A-06-2); Face Amount $20,000

•	Original Issue Discount Series B Subordinated Secured Convertible Promissory Note Dated January 10, 2007 (No. ZCN-A-06-2); Face Amount $20,000

•	Original Issue Discount Series B Subordinated Secured Convertible Promissory Note Dated March 28, 2007 (No. ZCN-A-06-2C); Face Amount $20,000

•	Original Issue Discount Series B Subordinated Secured Convertible Promissory Note Dated May 8, 2007 (No. ZCN-A-06-A1); Face Amount $400,000

•	Original Issue Discount Series B Subordinated Secured Convertible Promissory Note Dated May 21, 2008 (No. ZCN-A-06-2D); Face Amount $100,000

(the “HFS Notes”) and

(b)

•	Series F-4 and E-7 Warrants Dated December 4, 2006

•	Series F-4 and E-7 Warrants Dated January 10, 2007

•	Series F-4 and E-7 Warrants Dated March 28, 2007

•	Series F-4 and E-7 Warrants Dated May 8, 2007

•	Series F-4 and E-7 Warrants Dated May 21, 2008

(the “HFS Warrants”).

HFS desires to convert the HFS Notes into shares of the Company’s common stock, par value $.0001 per share (“Common Stock”), based on the conversion price applicable under the HFS Notes.

HFS has requested that the Company waive certain provisions of the HFS Notes to facilitate the HFS Conversion.

NOW, THEREFORE, the Company and HFS agree as follows:

1.           HFS Conversion.  HFS hereby irrevocably elects to convert the HFS Notes, in whole (including all outstanding amounts due and owing from the Company under the HFS Notes), into 18,756,355,556 shares of Common Stock (the “HFS Conversion”).    The HFS Conversion shall be effective upon the date that the Company increases the number of its authorized shares of Common Stock to an amount sufficient to complete the HFS Conversion.

2.           Notice Under and Waiver of Section 3.4 of the HFS Notes.   HFS hereby notifies the Company that HFS would like to waive Sections 3.4(a) and 3.4(b) of the HFS Notes with regard to any or all shares of Common Stock issuable upon conversion of the HFS Notes.  The Company hereby waives the 61-day notice requirement under Sections 3.4(a) and 3.4(b) of the HFS Notes with respect to the foregoing waiver by HFS.

3.           Cancellation of HFS Notes and HFS Warrants.  Concurrently with the effectiveness of the HFS Conversion, (a) HFS shall deliver the HFS Notes and the HFS Warrants to the Company for cancellation, and (b) any and all obligations of the Company under the HFS Notes or the HFS Warrants shall be cancelled and of no further force or effect, and (c)

4.           Release.  Effective upon completion of the HFS Conversion, HFS waives and releases the Company from any and all claims or causes of action (whether in law or equity) arising under or relating to the HFS Notes, the HFS Warrants or the Series B Agreements which HFS had, has, or may have through the date of the HFS Conversion or that thereafter accrues, based on actions occurring through the date of the HFS Conversion.

5.           Counterparts.  This Agreement may be executed in two or more counterparts, any one of which need not contain the signature of more than one party and all of which taken together shall constitute one and the same agreement.

6.           Authority.  Each person executing this Agreement on behalf of a party hereto, for himself or herself and on behalf of the party for which he or she is executing, represents and warrants that he or she has received all necessary power and authority to do so and to bind the entity on whose behalf he or she signs this Agreement and, further, that all necessary Agreements and/or approvals for such entity to enter into this Agreement have been obtained or waived.

7.           Binding Effect.  This Agreement is and shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

8.           Governing Law.  This Agreement shall be governed by the laws of the State of Texas, exclusive of the choice of law and conflict of law rules of that state.  Each of the parties agrees that venue for any dispute arising under this Agreement will lie exclusively in the state or federal courts located in Texas, and the parties irrevocably waive any right to raise forum non conveniens or any other argument that Texas is not the proper venue. Each of the parties irrevocably consents to personal jurisdiction in the state and federal courts of the State of Texas.

IN WITNESS WHEREOF, the undersigned have executed the above and foregoing Agreement upon the day and year first written above.

HFS Minorplanet Funding LLC By: ___________________________ Name:_______________________ Title:________________________

Remote Dynamics, Inc. By: ___________________________ Name: Gary Hallgren Title: Chief Executive Officer